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                                                                    EX-99.a.2(n)

                          CERTIFICATE OF THE SECRETARY
                                     OF THE
                           BRINSON RELATIONSHIP FUNDS

                 RESOLUTIONS APPROVING THE NAME CHANGES OF THE
                   BRINSON LIMITED DURATION FUND AND BRINSON
                   U.S. SHORT/INTERMEDIATE FIXED INCOME FUND

         Pursuant to Article III Section 3.6 of the By-Laws, dated August 22, 1994, of Brinson Relationship Funds, a Delaware business trust (the "Trust"), the undersigned does hereby certify the following:

         1. She is the duly elected, qualified and acting Secretary of the Trust.

         2. Attached hereto as incorporated by reference into the Trust's Amended and Restated Agreement and Declaration of Trust dated August 15, 1994, as amended May 20, 1996, August 21, 2000, and November 20, 2000 (the "Declaration") pursuant to Article IX, Section 9.8(f) of the Declaration is a true and complete copy of the resolutions by the Board of Trustees of the Trust (the "Resolutions") with respect to the approval of the name changes of (i) the Brinson Limited Duration
         Fund to the Brinson Enhanced Yield Fund and (ii) the Brinson U.S. Short/Intermediate Fixed Income Fund to the Brinson Short Duration Fund.

         3. The Resolutions were unanimously adopted by the Trust's Board of Trustees at a meeting duly called and held on December 13, 2001 and, unless subsequently amended by resolutions duly adopted by the Board of Trustees of the Trust, have remained in full force and effect as of the date hereof.

         IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this 13th day of December, 2001.



(Trust Seal)

                                             -------------------------
                                             Amy R. Doberman, Secretary
                                             Brinson Relationship Funds

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       RESOLUTIONS ADOPTED DECEMBER 13, 2001 AND INCORPORATED BY REFERENCE
  INTO THE AGREEMENT AND DECLARATION OF TRUST OF THE BRINSON RELATIONSHIP FUNDS
     DATED AUGUST 15, 1994, AS AMENDED ON MAY 20, 2000, AUGUST 21, 2000, AND
         NOVEMBER 20, 2000 (THE "DECLARATION"), PURSUANT TO ARTICLE IX,
                             SECTION 9.8(f) THEREOF



                 RESOLUTIONS APPROVING THE NAME CHANGES OF THE
        BRINSON LIMITED DURATION FUND AND BRINSON U.S. SHORT/INTERMEDIATE
                               FIXED INCOME FUND


"RESOLVED,      that the proposed modifications to the investment policies of
                Brinson Short-Term Fund, Brinson Limited Duration Fund and
                Brinson U.S. Short/Intermediate Fixed Income (collectively, the "Short-Term Series") as set forth in the attached materials and as presented and discussed at the meeting, be and the same hereby are, approved with such changes as the officers of the Trust, with the advice of Trust counsel, may deem appropriate; and

FURTHER
RESOLVED,       that the proposed modifications to the Short-Term Series'
                non-fundamental investment policies in connection with Fund
                Name Rules adopted by the Securities and Exchange Commission
                ("SEC") as set forth in the attached materials and presented and discussed at the meeting, be and the same hereby are, approved with such changes as the officers of the Trust, with the advice of Trust counsel, may deem appropriate; and

FURTHER
RESOLVED,       that the proposed changes to the Short Term Series
                non-fundamental investment policies in connection with Fund
                Name Rules be, and they hereby are, amended to require that the Short Term Series will change the foregoing 80% non-fundamental investment policy only if shareholders are provided with at least 60 days advance notice of such change; and

FURTHER
RESOLVED,       that the Board of Trustees, upon the recommendation of the management of the Trust, hereby re-names the Series of the Trust currently known as the "Brinson Limited Duration Fund" as the "Brinson Enhanced Yield Fund" Series of the Trust, which name shall become effective upon the filing of the next post-effective amendment to the Trust's registration statement with the SEC; and

FURTHER
RESOLVED,       that the Board of Trustees, upon the recommendation of the management of the Trust, hereby re-names the Series of the Trust currently known as the "Brinson U.S.
                Short/Intermediate Fixed Income Fund" as the "Brinson Short
                Duration Fund" Series of the Trust, which name shall become effective upon the filing of the next post-effective amendment to the Trust's registration statement with the SEC; and

FURTHER
RESOLVED,       that the officers of the Trust, with the advice of Trust
                counsel, are hereby authorized and directed to take such actions as are necessary to effectuate the changes in investment policies of the Short-Term Series and renaming of the Brinson Limited Duration Fund Series as the Brinson
                Enhanced Yield Fund Series and the Brinson U.S.
                Short/Intermediate Fixed Income Fund Series as the Brinson
                Short Duration Fund Series as described above, including making such revisions to the Trust's registration statement and other relevant documents, as required."